Exhibit 99.1

For Release 5:30 a.m. PDT

August 2, 2011

Iteris Completes Sale of Vehicle Sensors Business

Transaction Signals Company’s Drive to Focus on Intelligent Traffic Management Solutions

SANTA ANA, Calif. — August 2, 2011 — Iteris, Inc. (NYSE Amex: ITI), a leader in traffic management solutions, has completed the sale of its vehicle sensors business to Bendix Commercial Vehicle Systems LLC, a member of Knorr-Bremse Group for a purchase price of $14 million with $2 million subjected to holdbacks and adjustments based upon working capital at closing. Additionally, Iteris expects to receive performance and royalty-related earn-outs as they occur over time.

The divestiture is part of Iteris’ focus on its core market, Traffic Management, which includes their software-intensive Roadway Sensors products, and Transportation Systems technology offerings. Going forward, Iteris expects to enhance and expand these core technologies with continued internal development and thoughtful acquisitions aligned with this strategy.

“The closing of our Vehicle Sensors divestiture marks an important new stage for our company, as we are now a team united with a clear focus on our core Intelligent Traffic Management market,” said Abbas Mohaddes, president and CEO of Iteris. “I expect to utilize our well-capitalized balance sheet to drive strong organic growth and make synergetic acquisitions.”

“With the anticipated passing of the Highway Bill, and growing importance of performance measurement and predictive ‘algorithm based’ information, I believe we have a great opportunity to become a leading supplier of traffic information that will improve transportation systems,” said Mohaddes.  “We are uniquely positioned to address this demand and use our core competencies to grow our business.”

Iteris’ Vehicle Sensors business encompassed a portfolio of vehicle active safety systems including lane departure warning, forward collision warning, and blind spot warning, as well as SafetyDirect® software that analyzes real-time driver performance.  This divestiture had no impact on our Traffic Management customer base.

“The acquisition of the vehicle sensor business from Iteris — including SafetyDirect® and the AutoVue® Lane Departure Warning system — supports the diversified Bendix /Knorr-Bremse global business growth strategy, solidifies our existing safety systems expertise, and helps to further drive advancements along our technology road map,” said Andreea Raaber, Bendix vice president of business development.  “We’re very pleased to add these technologies to our electronics product portfolio.”

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About Bendix Commercial Vehicle Systems LLC

Bendix Commercial Vehicle Systems, a member of the Knorr-Bremse Group, develops and supplies leading-edge active safety technologies, air brake charging, and control systems and components under the Bendix® brand name for medium-and heavy-duty trucks, tractors, trailers, buses, and other commercial vehicles throughout North America. An industry pioneer, employing more than 2,200 people, Bendix is driven to deliver solutions for improved vehicle performance, safety, and overall operating cost. Bendix Commercial Vehicle Systems is headquartered in Elyria, Ohio, with manufacturing plants in Acuña, Mexico; Bowling Green, Ky.; and Huntington, Ind. For more information, call 1-800-AIR-BRAKE (1-800-247-2725) or visit www.bendix.com.

About Iteris, Inc.

Iteris, Inc. is a leader in traffic management focused on the development and application of advanced technologies that reduce traffic congestion, minimize the environmental impact of traffic congestion, and improve the safety of surface transportation systems infrastructure. Combining outdoor image processing, traffic engineering, and information technology, Iteris offers a broad range of Intelligent Transportation Systems solutions to customers worldwide. Iteris is headquartered in Santa Ana, California with offices throughout North America and in Europe and the Middle East. Investors are encouraged to contact us at 888-329-4483 or at www.iteris.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the impact of this divestiture on the Company’s future prospects and operating results, the Company’s ability to meet future performance requirements to satisfy some or all of the earn-out milestones and earn future royalties, and the Company’s ability to identify and complete additional acquisitions in the future.

Actual results may differ materially from those stated in any forward-looking statements based on a number of factors including, but not limited to, the Company’s ability to identify, develop, market, and sell new products, solutions, and technologies as well as identify, complete, and integrate future strategic acquisitions and other opportunities; any unforeseen accounting charges or costs related to future acquisitions; the success and market acceptance of products that incorporate the divested technologies and products subject to the earn-out and royalties; budget constraints; changing governmental priorities; the potential unforeseen impact of product and service offerings from competitors and other competitive or governmental pressures; and the general economic, political, and specific conditions in the markets addressed by the Company. Further information on Iteris, Inc., including additional risk factors that may affect its forward looking statements, is contained in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, and its other SEC filings that are available through the SEC’s website (www.sec.gov).

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For Information, Contact:

Scott Liolios or Cody Slach

Investor Relations

Liolios Group, Inc.

Tel 949-574-3860

ITI@liolios.com